UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 22, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Unigene Laboratories, Inc., a leader in the design, delivery, manufacture and development of peptide-based therapeutics today reported positive data from recently completed preclinical studies in rats and dogs for its lead proprietary anorexigenic peptide, UGP281.

UGP281, a potent anorexigenic peptide selectively targeting the amylin receptor, is under development by Unigene for the treatment of morbid obesity.  In multiple-dose pharmacology studies in rats and beagle dogs, UGP281, administered subcutaneously, produced a dose-related decrease in body weight of 10-15% over a 7-day treatment period.  The reduction in food intake was acute and dramatic, falling close to zero at relatively low doses, and was consistent with the targeted pharmacology.  Changes in body weight throughout the studies were tightly aligned with decreases in food consumption.  UGP281 was well tolerated with no overt adverse findings in the studies conducted to date, and its therapeutic window appeared to be substantial.

A copy of the press release is attached hereto as Exhibit 99.1 and it is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated May 22, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Gregory T. Mayes
Gregory T. Mayes, Chief Business Officer

Date: May 22, 2012

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated May 22, 2012